UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2022

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants of Long-Term Incentive Equity Awards

On January 18, 2022, the Compensation Committee of Republic Bancorp, Inc. (the “Company” or “Republic”), the parent company of Republic Bank & Trust Company (the “Bank”) awarded shares of restricted stock (the “Restricted Shares”), performance share units (“PSUs”), and nonqualified stock options (“NQSOs”) (collectively the “Equity Awards”) to certain executive officers, including Logan Pichel, Chief Executive Officer and President of the Bank; Kevin Sipes, Executive Vice President and Chief Financial Officer; and William (Bill) Nelson, President of the Republic Processing Group.

Mr. Pichel was granted the following:

●	6,506 Restricted Shares, vesting December 31, 2024;
●	3,839 PSUs; and
●	19,474 NQSOs, that are exercisable between the third and fourth anniversary of the grant date.

Mr. Sipes and Mr. Nelson were each granted the following:

●	667 Restricted Shares, vesting December 31, 2024;
●	959 PSUs; and
●	4,868 NQSOs, that are exercisable between the third and fourth anniversary of the grant date.

The awarded PSUs will be settled in early 2023 by issuance of Restricted Shares (shares generally subject to forfeiture if employment ends before December 31, 2024) based on the Bank’s percentile ranking among its peers for its return on average assets (“ROAA”) and efficiency ratio as published by the Federal Financial Institutions Council (“FFIEC”) in its December 31, 2022, Uniform Bank Performance Report (“UBPR”). Each executive can earn the right to be issued Restricted Shares of up to 150% of the number of PSUs granted if the Bank’s rank against peers is high enough. All shares of stock issued under the PSUs or as Restricted Stock must be held by the officer for a period of two years after the vesting date.

This summary of the Equity Awards is qualified in its entirety by reference to the text of the Equity Award agreements, the forms of which were filed as Exhibits to the Company’s Current Report on Form 8-K dated January 27, 2021, and are incorporated herein by reference.

Approval of Discretionary 2021 Bonuses

On January 18, 2022, the Company’s Compensation Committee of the Company approved discretionary bonus payouts for certain executive officers of the Company in-line with the discretionary bonus payouts made to, in general, all its associates whose goals were tied to the performance of the Total Company and the Core Bank.

Named Executive Officers receiving discretionary payouts for the 2021 calendar year, include Steve Trager, Executive Chair and CEO of the Company and Messrs. Pichel and Sipes. No other bonus payouts are expected for these executive officers related to the 2021 calendar year.

Overall payouts for these officers were as follows:

Executive Officer	Position	Discretionary Payout
Steve Trager	Executive Chair & CEO	$150,000
Logan Pichel	CEO of the Bank	$250,000
Kevin Sipes	Executive Vice President & CFO	$ 87,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: January 20, 2022	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer

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